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                                                                      EXHIBIT 23


[DELOITTE & TOUCHE LLP - LOGO]
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                         Two Prudential Plaza          Telephone:(312) 946-3000
                         180 North Stetson Avenue      Facsimile;(312) 946-2600
                         Chicago, Illinois 60601-6779






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 2-62630, 2-76637, 2-77915, 2-90384, 33-15949, 33-17990, 33-24397, 33-44294,
33-49740, 33-49742, 33-49762, 33-55551, 33-55549, and 33-57897 of Deere &
Company on Form S-8 and in Registration Statements No. 33-54165, 33-39006, 33-54149, and 33-66134 of Deere & Company on Form S-3, of our report dated December 6, 1995, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1995 and to the reference to us under the heading "Experts" in the Prospectuses, which are a part of such Registration Statements.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

January 15, 1996











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